Exhibit J(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated November 20, 2006 for the ICON Asia-Pacific Region Fund, ICON Europe Fund, ICON International Equity Fund, (collectively referred to as the “ICON International Funds”), ICON Consumer Discretionary Fund, ICON Energy Fund, ICON Financial Fund, ICON Healthcare Fund, ICON Industrials Fund, ICON Information Technology Fund, ICON Leisure and Consumer Staples Fund, ICON Materials Fund and ICON Telecommunicates & Utilities Fund (collectively referred to as the “ICON Sector Funds”) and November 22, 2006, for the ICON Bond Fund, ICON Core Equity Fund, ICON Income Opportunity Fund (formerly the ICON Covered Call Fund), ICON Equity Income Fund and ICON Long/Short Fund (collectively the “ICON US Diversified Funds”) (herein after referred to as the “Trust”) relating to the financial statements and financial highlights of Trust, which appear in the September 30, 2006 Annual Reports to Shareholders of the Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Statements” and “Financial Highlights” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
January 29, 2007